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                                                                  EXECUTION COPY


                        5,000,000 Shares of Common Stock

                          Inspire Pharmaceuticals, Inc.

                             UNDERWRITING AGREEMENT
                             ----------------------
                                                                  March 13, 2003

DEUTSCHE BANK SECURITIES INC.
U.S. BANCORP PIPER JAFFRAY INC.
  as Representatives of the several Underwriters named in Schedule I attached hereto
c/o Deutsche Bank Securities Inc.
31 West 52nd Street, 25th Floor
New York, New York 10019
Ladies and Gentlemen:

         Inspire Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters") for whom you are acting as representatives (the "Representatives") an aggregate of 5,000,000 shares (the "Firm Shares") of its common stock, par value $0.001 per share (the "Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 750,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Prospectus referred to below.

         1. Representations and Warranties of the Company. The Company
            ---------------------------------------------
represents and warrants to, and agrees with, the Underwriters that:

            (a) The Company's registration statement on Form S-3 (File
No. 333-102595), including the base prospectus relating to shares of Common Stock to be offered from time to time by the Company: (i) was prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; (ii) was filed with the Commission on January 17, 2003, and amended by a pre-effective amendment No. 1 filed on February 18, 2003 and a pre-effective amendment No. 2 filed on March 6, 2003; and (iii) was declared effective by the Commission on March 7, 2003. The Company has at all times relevant to the offering of the Shares contemplated hereby complied with the conditions for the use of Form S-3 and is eligible to use Form S-3. Such registration statement, which is herein referred to as the "Registration Statement," is effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has filed with the Commission pursuant to Rule 424(b) a preliminary prospectus supplement to the base prospectus included in the Registration Statement and will hereafter file with the Commission pursuant to

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Rule 424(b) a final supplement to such base prospectus, in each case relating to the Shares and the offering thereof in conformity with the requirements of the Act and the Regulations. "Base Prospectus" means the prospectus included in the Registration Statement at the time it became effective under the Act. "Prospectus" means the Base Prospectus together with the final prospectus supplement relating to the Shares first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus supplement to the Base Prospectus which describes the Shares and the offering thereof and is used prior to the filing of the Prospectus with the Commission, together with the Base Prospectus, is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or any Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the effective date of the Registration Statement or the date of such Base Prospectus, any Preliminary Prospectus or Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, and Preliminary Prospectus or any Prospectus shall be deemed to refer to and include any document (x) filed under the Exchange Act after the effective date of the Registration Statement, or the date of such Base Prospectus, any Preliminary Prospectus or any Prospectus, as the case may be, and prior to the termination of the offering of the Shares by you, and (y) deemed to be incorporated therein by reference. Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement or suspending the registration or qualification of the Shares, nor, to the Company's knowledge, has any of such authorities instituted or threatened to institute any proceedings with respect to a stop order.

             (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement on or before the Closing Date or any Additional Closing Date hereunder (as hereinafter respectively defined), when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto (including any prospectus wrapper) complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus, at the time filed with the Commission complied, or, as applicable, will comply in all material respects with the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions

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of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof.

            (c) PricewaterhouseCoopers LLP, who have certified the financial statements and supporting schedules incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Regulations.

            (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus: (i) there has been no material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company (a "Material Adverse Change"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus; (ii) the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus or the financial statements that are incorporated therein by reference and business; and (iii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business.

            (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as rights to indemnity may be limited by federal or state securities laws relating thereto and except as enforcement: (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally; (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and (iii) is subject to the effect of public policy considerations or court decisions which may limit rights to obtain indemnification.

            (f) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, agreement, instrument, franchise, license or permit to which the Company is a party or by which it or any of its properties or assets may be bound, except where such conflict, breach, default, lien, charge or encumbrance would not be reasonably likely to

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have a material adverse effect (considered individually or when aggregated with other such instances) on the business, prospects (as of the date of this Agreement), properties, operations, condition (financial or other), or results of operations of the Company (a "Material Adverse Effect") or (ii) violate or conflict with any provision of the amended and restated certificate of incorporation or the by-laws of the Company or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or foreign equivalents of such regulations or statutes, where applicable, in connection with the purchase and distribution of the Shares by the Underwriters.

            (g) Upon the sale of the Firm Shares on the Closing Date, the only shares of capital stock of the Company issued and outstanding (other than the Shares) will be 25,933,440 shares of Common Stock, assuming that between the date hereof and the Closing Date no shares of Common Stock are issued upon the exercise of outstanding options and warrants. All of the issued and outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, and none of such shares was issued in violation of or is subject to any preemptive or similar rights. The Shares have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive or similar rights. The Company had, at December 31, 2002, an authorized and outstanding capitalization as set forth in the Prospectus. The authorized capital stock of the Company, including the Firm Shares and the Additional Shares, conforms to the description thereof contained in the Registration Statement and the Prospectus or incorporated therein by reference. Except as disclosed in the Registration Statement and the Prospectus and except with respect to the issuance of options under the Company's stock option plan, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options and warrants relating to the Common Stock have been duly authorized and validly issued and conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

            (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the character and location of its properties (owned, leased or licensed) or nature or conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite power and authority and, except where such failure would not have a Material Adverse Effect, all necessary

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consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, "Governmental Licenses") of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and each such Governmental License is valid and in full force and effect. No such Governmental License contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus, and the Company has not received any notice of proceedings to the revocation of any such Governmental Licenses. The Company is in compliance with all applicable laws, orders, rules, regulations, ordinances and directives, except where the failure to be in compliance could not have a Material Adverse Effect. The Company does not have any subsidiaries as defined in Rule 405 of the Regulations. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

            (i) The Company is not in violation of any provision of its amended and restated certificate of incorporation or of its by-laws or in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both, would constitute a breach of, or default under), except where such breach or default would not have a Material Adverse Effect, any provision of any agreement, instrument, franchise, lease, license or permit to which the Company is a party or by which any of its properties or assets may be bound or affected or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets.

            (j) There is no litigation, arbitration, proceeding, investigation or claim to which the Company is a party or to which any property or assets of the Company are subject which is pending or, to the knowledge of the Company, threatened or contemplated against the Company which might result in any Material Adverse Effect or any development involving a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

            (k) Neither the Company nor, to the knowledge of the Company, any of its directors, officers or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares or a violation of Regulation M under the Exchange Act. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Stock Market in accordance with Regulation M under the Exchange Act.

            (l) The financial statements, including the notes thereto, and supporting schedules incorporated by reference in the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by

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reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements incorporated by reference in the Prospectus.

            (m) Except as described in the Registration Statement and the Prospectus and except for rights that have been effectively waived in writing (complete and accurate copies of which have been provided to the Underwriters prior to the date of this Agreement), which waivers are in full force and effect, (i) no holder of securities of the Company has any rights to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement or otherwise, in connection with the sale of the Shares contemplated hereby or otherwise and (ii) no holder of securities of the Company has preemptive rights or other rights to purchase any of the Shares.

            (n) The Company is not, and upon consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus will not be, an "investment company" or a person "controlled" by an "investment company" under the Investment Company Act of 1940.

            (o) The Common Stock of the Company, including the Shares, have been approved for quotation on the National Association of Securities Dealers Automated Quotation National Market System.

            (p) The Company owns or possesses valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, technology, software, databases, Internet domain names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), proprietary techniques (including processes and substances) and other intellectual property rights with respect to those product candidates in clinical development as described in the Registration Statement and the Prospectus (collectively, "Intellectual Property") free and clear of all liens, claims and encumbrances, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; other than as described in the Registration Statement and the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that could preclude the Company from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or (if the Intellectual Property is licensed) the licensor thereof in any Intellectual Property owned or licensed to the Company; (iii) neither the Company nor (if the Intellectual Property is licensed) the licensor thereof has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) there is no dispute between it and any licensor with respect to any Intellectual Property. The Company has taken all reasonable steps to protect, maintain and safeguard the Intellectual Property for which improper or unauthorized disclosure would impair its value or validity. True and correct copies of all licenses and other agreements between the Company and any third party relating to the Intellectual Property, and all amendments and supplements thereto, have been provided to the Underwriters or to counsel for the Underwriters.

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            (q) The Company has timely filed all federal, state, local and foreign income and franchise tax returns and reports required to be filed and has paid all taxes shown thereon and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith, and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted or threatened against the Company that might have a Material Adverse Effect; and all tax liabilities are adequately provided for on the books of the Company.

            (r) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts (i) generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses and (ii) required under any of the Company's agreements, licenses or other contracts, all of which insurance is in full force and effect; the Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or to obtain similar insurance with similar insurers adequate and customary for its business and sufficient to satisfy any requirements of its contracts at a cost that would not have a Material Adverse Effect.

            (s) Except where it would not have a Material Adverse Effect: (i) the Company is in compliance with all applicable federal, state, local or foreign laws, regulations, rules, ordinances, orders or directives relating to pollution or (in connection therewith) protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); (ii) to the Company's knowledge, no material expenditures are or will be required to comply with the Environmental Laws, and the Company holds all permits, licenses and approvals required to conduct its business thereunder and is in compliance with all terms and conditions of any such permit, license or approval; (iii) to the Company's knowledge, all properties and assets leased or owned, including, without limitation, all structures, contents, soil, subsoil and groundwater, do not contain Hazardous Materials; and
(iv) to the Company's knowledge, the Company has no liability or obligation, whether to any governmental authority or to any other person or entity, for damages, claims, penalties, forfeitures or otherwise, as a consequence of the generation, transportation or disposal of any Hazardous Materials or otherwise under the Environmental Laws.

            (t) As of the date of this Agreement and except as necessary to conduct the business or as described in the Registration Statement and the Prospectus, the Company is not required to file or obtain any registration, application, license, request for exemption, permit or other regulatory authorization with the U.S. Food and Drug Administration (the "FDA") or any other federal, state, local or foreign regulatory body in order to conduct its business as described in the Registration Statement and Prospectus.

            (u) The human clinical trials, animal studies and other preclinical tests conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus (the "Company Studies"), have been and will continue to be conducted in accordance with experimental protocols, procedures and controls generally used by qualified

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experts in preclinical or clinical trials; the descriptions of the results of such Company Studies contained in the Registration Statement and Prospectus are accurate and complete in all material respects; and the Company has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Registration Statement and Prospectus or the documents incorporated therein by reference.

            (v) The Company has good and marketable title to all properties (real and personal) owned by the Company, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all properties held under lease or license by the Company are held under valid, existing and enforceable leases or licenses.

            (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorizations, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (x) To the Company's knowledge, no labor dispute with the employees of the Company is pending or is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, collaborative or strategic partners, manufacturers or contractors that could result in any Material Adverse Effect.

            (y) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company for employees or former employees of the Company has been maintained in compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan that could result in liability to the Company, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

            (z) The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agree with the sources from which they were derived.

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            (aa) There are no contracts, licenses, agreements or other documents which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement or the documents incorporated therein by reference by the Act or by the Regulations which have not been described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement or the documents incorporated therein by reference.

            (bb) No relationship, direct or indirect, exists between or among the Company or, to the knowledge of the Company, any of its affiliates on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.

         2. Purchase, Sale and Delivery of the Shares.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $12.69, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

            (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer of immediately available funds, against delivery to the Representatives for the respective accounts of the several Underwriters of certificates for the Firm Shares to be purchased by them. Such payment and delivery are to be made through the facilities of The Depositary Trust Company, New York, New York on the Closing Date. As used herein, the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City.

            (c) In addition, the Company hereby grants to the several Underwriters the option to purchase up to 750,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you, as Representatives, to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, as

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Representatives, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof).

            (d) The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

            (e) Payment of the purchase price for the Additional Shares shall be made by wire transfer of immediately available funds at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019, or such other place as shall be agreed upon by you and the Company, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depositary Trust Company, New York, New York on the Additional Closing Date.

         3. Offering.

         Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

         4. Covenants of the Company. The Company covenants and agrees with
            ------------------------
the Underwriters that:

            (a) The Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing.

         On or before the Closing Date or any Additional Closing Date hereunder, the Company will notify you as soon as reasonably practicable (and, if requested by you, will confirm such notice in writing) (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement, the Prospectus or any documents incorporated by reference therein or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor and (v) of the receipt of any comments from the Commission relating to the Registration Statement. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. On or before the Closing Date or any Additional Closing Date hereunder, the Company will not file any amendment to the

Registration Statement, make any filing under Rule 462(b) of the Regulations or file any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement of which the Representatives shall not previously have been advised and timely furnished with a copy in advance of filing or to which you shall reasonably object in writing after being timely furnished in advance a copy thereof or which is not in compliance with the Regulations.

            (b) The Company will comply with the Act and the Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify the Representatives promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

            (c) The Company will maintain in the Company's files manually signed copies of such documents for at least five years from the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act.

            (d) The Company will endeavor in good faith, in cooperation with you to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process. The Company will promptly advise you of the receipt by the Company of any notification with respect to suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and will use every reasonable effort to obtain the withdrawal of any order of suspension as soon as possible.

            (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

            (f) During the period commencing on the date of the Prospectus and ending 90 days thereafter, the Company will not, without the prior written consent of Deutsche Bank Securities Inc. on behalf of the Underwriters, directly or indirectly, file a registration statement for shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or issue, sell, offer or agree to sell, grant any option, warrant or other right to purchase or otherwise sell or dispose of (or announce any offer of sale, contract of sale, sale, grant of any option, warrant or other right to purchase or other sale or disposition of), pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company, except for the grant by the Company of options for shares of Common Stock under, and the issuance by the Company of shares of Common Stock pursuant to the exercise of options outstanding under, the Amended and Restated 1995 Stock Plan, as amended, as in effect on the date hereof (provided that the Company shall only so issue shares during such 90 days to persons who are not, at the time of the closing of the sale of the Firm Shares on the Closing Date, officers or directors of the Company or stockholders having beneficial ownership of at least 1% of the outstanding Common Stock of the Company), and except for the issuance of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) issued in connection with strategic alliances or joint ventures entered into by the Company after the date hereof, provided that, each holder of any securities so issued delivers (or has delivered) to the Underwriters its agreement not to engage in any of the aforesaid transactions on its own behalf during such 90-day period. The Company will obtain the undertaking of each of its officers and directors and the securityholders listed on Schedule II and
Schedule III to this Agreement, as of the time of the closing of the sale of the Firm Shares hereunder on the Closing Date, not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder during the period commencing on the date of the Prospectus and ending (i) 90 days thereafter with respect to each director, officer and securityholder listed on Schedule II and (ii) 30 days thereafter with respect to each securityholder listed on Schedule III.

            (g) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

            (h) The Company will use its best efforts to cause the Shares to be included in the National Association of Securities Dealers Automated Quotation National Market System and to maintain such quotation so long as any of the Shares are outstanding.

            (i) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

            (j) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         5. Payment of Expenses. Whether or not the transactions contemplated
            -------------------
in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Master Agreement Among Underwriters and the Master Selected Dealers Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws or regulations, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the National Association of Securities Dealers Automated Quotation National Market System, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar for the Shares.

         6. Conditions of Underwriters' Obligations. The obligations of the
            ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Willkie Farr & Gallagher ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

            (a) The Registration Statement shall have become effective and all necessary approvals of the National Association of Securities Dealers Automated Quotation National Market System shall have been received, not later than, if pricing pursuant to Rule 430A, 5:30 P.M., New York time, on the date of this Agreement, if pricing pursuant to a pricing amendment, 12:00 Noon, New York time, on the date an amendment to the Registration Statement containing the public offering price has been filed with the Commission, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

            (b) At the Closing Date you shall have received the opinion of Reed Smith LLP, counsel for the Company, dated the date of such Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

            (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company. The Company has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. The Company does not have any subsidiaries as defined in Rule 405 of the Regulations.

            (ii) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus. All outstanding shares of capital stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights. To such counsel's knowledge, except as disclosed in the Registration Statement and Prospectus and except with respect to the issuance of options subsequent to December 31, 2002, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. All outstanding stock options and warrants relating to the Common Stock have been duly authorized and validly issued.

                 The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company to the Underwriters against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or similar rights. The Common Stock, the Firm Shares and the Additional Shares conform to the description thereof contained or incorporated by reference in the Registration Statement and the Prospectus.

            (iii) The Shares have been approved (upon issuance as contemplated by the Underwriting Agreement) for quotation in the National Association of Securities Dealers Automated Quotation System National Market System.

            (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

            (v) Such counsel does not know of any litigation, arbitration, proceeding, investigation or claim to which the Company is a party or to which any property or assets of the Company are subject which is pending or threatened against the Company which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein or of any statute, regulation, contract, license, agreement or other document that is required to be described in the Registration Statement and the Prospectus or required to be filed as an exhibit to the Registration Statement has not been described or filed as required.

            (vi) The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it thereunder. The execution, delivery, and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, agreement, instrument, franchise, lease, license or permit known to such counsel to which the Company is a party or by which it or its properties or assets may be bound or (B) contravene any provision of applicable law, violate or conflict with any provision of the amended and restated certificate of incorporation or the by-laws of the Company or, to the knowledge of such counsel, any judgment, decree or order, or any statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereby, except for (1) such as may be required under state securities or Blue Sky laws or regulations (or foreign securities laws or regulations, if applicable) in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

            (vii) To such counsel's knowledge, there are no contracts, agreements or other documents or instruments required to be described or referred to in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement or the documents incorporated therein by reference other than those described or referred to or filed as required.

            (viii) The Registration Statement and the Prospectus and the documents incorporated by reference therein and any amendments thereof or supplements thereto (other than the financial statements and notes and schedules thereto and other financial data derived therefrom, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

            (ix) The statements in the Registration Statement and the Prospectus under the caption "Supplemental Risk Factors -- The shares that we are selling in this offering may be resold immediately in the public market which could adversely affect our stock price" and the statements in the documents incorporated by reference therein under the captions "Description of Capital Stock" and "Government Regulation" insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present such matters and conclusions, and the form of certificate evidencing the Common Stock and filed as an exhibit to the Registration Statement complies with the laws of the State of Delaware and any applicable requirements of the Company's restated certificate of incorporation and bylaws and the National Association of Securities Dealers Automated Quotation System National Market System.

             (x) The Company is not, and upon consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus will not be, an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (xi) The Registration Statement is effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission. All filings required by Rule 424(a) and Rule 424(b) of the Regulations have been made.

         In addition, such opinion shall also contain a statement that such counsel has participated in conferences with certain officers and representatives of the Company, the independent public accountants for the Company, the Underwriters and the Underwriters' counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements, including the notes and schedules thereto and other financial data derived therefrom).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

            (c) At the Closing Date, you shall have received the opinion of Howrey Simon Arnold & White, LLP, patent counsel for the Company, dated the Closing Date addressed to the Underwriters and in the form previously agreed with Underwriters' Counsel and set forth in Exhibit A hereto.

            (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and President of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are true and correct, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Change, or any development involving a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus.

            (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from PricewaterhouseCoopers LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, stating that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations; (ii) in their opinion, the financial statements and schedules of the Company incorporated by reference in the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim financial statements of the Company and of the latest available unaudited monthly financial statements of the Company (which, in the case of the letter delivered on the Closing Date, shall be at least as of January 31, 2003), a reading of the minutes of meetings and consents of the stockholders and board of directors of the Company and the committees of such board subsequent to December 31, 2002, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to December 31, 2002 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter (provided that the letter delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof), nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to December 31, 2002 there were, as of the date of the most recent available monthly financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter (provided that the letter delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof), any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (B) that during the period from January 1, 2003 to the date of the most recent available monthly financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter (provided that the letter delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof), there was any decrease, as compared with the corresponding period in the prior fiscal year, in revenues, or increase in net loss, except for decreases or increases, as the case may be, which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company incorporated by reference in the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

            (g) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

            (h) You shall have received from each person who is a director or officer of the Company and the securityholders listed on Schedule II and
Schedule III to this Agreement, as of the time of the closing of the sale of the Firm Shares hereunder at the Closing Date, an agreement to the effect that such person will not, without the prior written consent of Deutsche Bank Securities Inc. on behalf of the Underwriters, during the period commencing on the date of the Prospectus and ending 90 days thereafter with respect to each director, officer and securityholder listed on Schedule II and ending 30 days thereafter with respect to each securityholder listed on Schedule III, directly or indirectly, offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock and including, without limitation, except with respect to the directors of the Company, shares of Common Stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the Commission) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a "Disposition"). "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

            (i) At the Closing Date, the Shares shall have been quoted on the National Association of Securities Dealers Automated Quotation National Market System.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, facsimile, telex or telegraph, confirmed in writing.

         7. Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed, or any amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

            (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed, or any filed amendment thereof, or any related Preliminary Prospectus or the Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commission applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the third, ninth and tenth through fifteenth paragraphs and the list of Underwriters and the number of shares listed opposite their respective names in the first paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement, as originally filed, or any filed amendment thereof, or any Preliminary Prospectus or the Prospectus, or any amendment thereof or supplement thereto, as the case may be.

            (c) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, except to the extent (but only to the extent) such failure prejudices the rights of such indemnifying party). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

         8. Contribution. In order to provide for contribution in
            ------------
circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received proper notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commission applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section

15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

         9. Default by an Underwriter.

            (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

            (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

            (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the

Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

         10. Survival of Representations and Agreements. All representations
             ------------------------------------------
and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity, agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11. Effective Date of Agreement; Termination.

            (a) This Agreement shall become effective upon the execution of this Agreement.

            (b) This Agreement may be terminated by you by notice to the Company at any time prior to the Closing Date or any Additional Closing Date (if different from the Closing Date and then only as to Additional Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion has or may have a Material Adverse Effect, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Common Stock by the Nasdaq National Market, the Commission or any other governmental authority or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

            (c) Any notice of termination pursuant to this Section 11 shall be by telephone, facsimile, telex, or telegraph, confirmed in writing by letter.

     (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Underwriters in connection herewith.

         12. Notices. All communications hereunder, except as may be
             -------
otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, sent by facsimile, telex or telegraph and confirmed in writing, to such Underwriter c/o Deutsche Bank Securities Inc., 31 West 52nd Street, 4th Floor, New York, New York 10019, Attention: Equity Syndicate; facsimile number (212) 469-5995; if sent to the Company, shall be mailed, delivered, sent by facsimile, telex or telegraph and confirmed in writing to the Company, 4222 Emperor Boulevard, Suite 470, Durham, NC 27703-8466, Attention: Christy L. Shaffer, Ph.D., Chief Executive Officer; facsimile number (919) 941-0447.

         13. Parties. This Agreement shall inure solely to the benefit of,
             -------
and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares (from any of the Underwriters.

         14. Governing Law. This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

         15. Counterparts. This Agreement may be signed in two or more
             ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         16. Headings. The headings of the sections of this Agreement have
             --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                            [Signature Page Follows]

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                  Very truly yours,

                                  INSPIRE PHARMACEUTICALS, INC.

                                  By: /s/ Gregory J. Mossinghoff
                                      -----------------------------------------
                                      Name:  Gregory J. Mossinghoff
                                      Title: President

Accepted as of the date first above written

DEUTSCHE BANK SECURITIES INC.
U.S. BANCORP PIPER JAFFRAY INC.

By: Deutsche Bank Securities Inc.

By: /s/ Brent Milner
    -------------------------------------
    Name:  Brent Milner
    Title: Managing Director, Head of Healthcare for the Americas

By: /s/ Douglas J. Baird
    -------------------------------------
    Name:  Douglas J. Baird
    Title: Managing Director

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I

                                                         Number of Firm
Name of Underwriter                                  Shares to be Purchased
-------------------                                  ----------------------

Deutsche Bank Securities Inc.                             3,250,000
U.S.  Bancorp Piper Jaffray Inc.                          1,750,000

Total..............................................       5,000,000

                                   SCHEDULE II

None.

                                  SCHEDULE III

Domain Partners III, L.P.

DP III Associates, L.P.

                                    EXHIBIT A
                                    ---------

                    Opinion of Howrey Simon Arnold & White, LLP